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                                                                   Exhibit 10.03
                                 PROMISSORY NOTE


$500,000                                                        October 11, 2001

          FOR VALUE RECEIVED, GREAT WESTERN LAND AND RECREATION, INC., a Delaware corporation ("BORROWER"), hereby promises to pay to QUEPASA.COM, INC., a Nevada corporation ("LENDER"), at such place as Lender designates, the principal sum of $500,000 in lawful money of the United States of America as consideration for a loan of that same amount made by Lender to Borrower on October 11, 2001 (the "LOAN").

          1. DEFINITIONS. In addition to other capitalized terms defined elsewhere in this Note, the following terms shall have the respective meanings set forth below:

          "MERGER AGREEMENT" means the Amended and Restated Merger Agreement dated as of October 11, 2001 among Lender, Borrower, GWLAR, INC., and GWLR, LLC.

          "NOTE" means this Promissory Note.

          "OBLIGATIONS" means any and all amounts owing to Lender under the Note.

          "PERSON" means an individual, a partnership, a corporation, a limited liability company ("LLC"), an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "PRIME RATE" means the "prime rate" of interest reported from time to time by THE WALL STREET JOURNAL in its money rates column; provided, however, that in the event THE WALL STREET JOURNAL ceases reporting a "prime rate" of interest, the term "Prime Rate" shall mean the per annum rate of interest reported as the "Bank Prime Loan" rate for the most recent weekday for which such rate is reported in Statistical Release H.15 (519) published from time to time by the Board of Governors of the Federal Reserve System; and provided further that if both of the aforesaid indices cease to be published, then such rate as shall be determined from a comparable index mutually agreed to by the Parties, acting in good faith.

          "PRINCIPAL" means the principal amount of the Note as may be outstanding at any time and from time to time.

          2.   INTEREST.

               (a) Except as otherwise provided herein, interest ("INTEREST") shall accrue on the outstanding principal amount at rate of the lesser of the Prime Rate then in effect plus one

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percent per annum, compounded annually or the maximum interest rate permitted by law (the "INTEREST RATE"), calculated on the basis of the number of days elapsed in a 365-day year, and shall be payable quarterly in arrears and due on the final day of each quarterly period, except that the first interest payment will be made in advance on the date hereof.

               (b) Upon the occurrence of an Event of Default and for so long as such Event of Default continues, Interest shall accrue on the outstanding Principal at the rate of the lesser of the Prime Rate then in effect plus 2% or the maximum interest rate permitted by law (the "DEFAULT INTEREST RATE"), calculated on the basis of the number of days elapsed in a 365-day year.

          3. MATURITY DATE. If not sooner paid, the entire principal amount outstanding, all accrued and unpaid interest thereon and all other sums due hereunder, shall be due and payable on the earlier to occur of (i) the termination of the Merger Agreement according to its own terms, or (ii) March 15, 2002 (the "MATURITY DATE").

          4. PREPAYMENT. The outstanding principal balance hereof plus all accrued and unpaid interest The outstanding principal balance hereof plus all accrued and unpaid interest thereon and all other sums due hereunder may be prepaid in full, or in part, at any time and from time to time, without penalty.

          5. SATISFACTION OF TERMINATION FEE. In the event that the Merger Agreement is terminated in such a way as to require Lender to pay to Borrower the Termination Fee (as defined in the Merger Agreement) contained therein, then the Loan referenced by this Note shall be deemed to be a payment of that Termination Fee, and Borrower shall therefore be forever released of any obligation to make any principal amount payments contained in this Note, notwithstanding that Borrower shall remain obligated to pay any accrued and unpaid interest amounts that are due as of the Maturity Date.

          6. APPLICATION OF PAYMENTS. For so long as there does not exist an Event of Default hereunder which has not been cured within any applicable cure period, all payments received by Lender on this Note shall be applied first, to the payment of interest then accrued hereunder, and then to reduction of the outstanding principal balance hereof. From and after an Event of Default hereunder which has not been cured within any applicable cure period, all payments received by Lender on this Note shall be applied by Lender to principal, interest and/or other charges due hereunder in such order as Lender shall determine in its sole discretion.

          7. EVENTS OF DEFAULT. In case of the happening of any of the following events (each, an "EVENT OF DEFAULT"):

               (a) Borrower shall fail to pay any Interest within five days after written notice when and as the same shall become due and payable, whether at the Maturity Date, by acceleration or otherwise; or

               (b) Borrower shall fail to pay any Principal within one day after written notice when and as the same shall become due and payable, whether at the Maturity Date, by acceleration or otherwise; or

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               (c)  Borrower or any of its affiliates shall materially fail to observe or perform any material covenant or agreement contained in this Agreement (other than to pay Principal or Interest) and such failure shall continue unremedied for a period of 30 days following written notice thereof to Borrower from Lender; or

               (d) any representation or warranty made by Borrower in this Note shall prove to have been false or misleading in any material respect when made or furnished; or

               (e) Borrower shall (i) voluntarily commence any proceeding or file any petition or proposal or any notice of its intent to commence or file any such proceeding, petition or proposal seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition or proposal, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for any such Person or for any substantial part of its property or assets, (iv) make a general assignment for the benefit of creditors, (v) fail generally to pay its debts as they become due, or (vi) take any corporate or stockholder action in furtherance of any of the foregoing; or

               (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(i) relief in respect of Borrower or of any substantial part of the property or assets thereof, under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for Borrower or any substantial part of its property or (iii) the winding-up or liquidation of Borrower, and such proceeding, petition or order shall continue unstayed and in effect for a period of 90 consecutive days; or

               (g) the Note, the Pledge Agreement or the Guaranty shall cease to be in full force and effect and enforceable against the respective parties to such agreements in accordance with their terms (other than by reason of any action taken, or the failure to take any action, by Lender);

then, upon the occurrence of any such Event of Default (other than an Event of Default described in Sections 6.9(e) or (f) above, in which case all Principal and Interest shall automatically become immediately due and payable in full), at any time thereafter during the continuation of such Event of Default, Lender may, following written notice delivered to Borrower (an "ENFORCEMENT NOTICE"), take any or all of the following actions: (i) declare the Note to be forthwith due and payable, whereupon the entire unpaid Principal, together with accrued and unpaid Interest thereon, and all other cash Obligations hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in the Note to the contrary notwithstanding, and
(ii) exercise any and all other remedies provided hereunder and under the Note or available at law or in equity upon the occurrence and continuation of an Event of Default.

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          8.   REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Lender that:

               (a) ORGANIZATION, GOOD STANDING AND QUALIFICATION. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Borrower is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on Borrower's business, property, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects.

               (b) AUTHORIZATION. All corporate action on the part of Borrower, its officers, directors and stockholders necessary for (a) the authorization, execution and delivery of this Note, (b) the performance of all Obligations of Borrower hereunder and thereunder and (c) the authorization, sale and issuance of the Note has been taken. The Note, when effective, will constitute a valid and legally binding obligation of Borrower, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

               (c) GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any foreign, federal, state or local governmental authority on the part of Borrower is required in connection with the consummation of the transactions contemplated by the Note.

               (d) NO CONFLICTS. The execution and delivery of the Note, the performance of all Obligations of Borrower hereunder, and the issuance of the Note do not and will not (i) violate or conflict with any provision of, or give rise to any right of termination or acceleration under, (a) the certificate of incorporation or bylaws or any other organization and governance documents of Borrower, (b) any statute, rule, regulation, order or decree of any public body or authority applicable to Borrower or by which Borrower or its assets are bound or (c) any contract instrument or other agreement to which Borrower is a party or by which Borrower or its assets are bound, or (ii) result in the creation of any encumbrance on any of the Borrower's assets or any equity interests in Borrower, other the security interests created by the Pledge Agreement and the Guaranty.

               (e) LITIGATION. There is no action, suit, proceeding or investigation pending, or to Borrower's knowledge, currently threatened against Borrower that questions the validity of the Note, or the right of Borrower to enter into, or accept as the case may be, the Note, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the business, assets or condition of Borrower, financially or otherwise, or any change in the current equity ownership of Borrower. There is no action, suit, proceeding or investigation initiated by Borrower currently pending or that Borrower intends to initiate.

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               (f)  SOLVENCY. Borrower is not insolvent as defined in any applicable state or federal statute, nor will Borrower be rendered insolvent by the execution and delivery of the Note. Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it are or will result in an unreasonably small amount of capital, taking into consideration the obligations to the Lender incurred hereunder. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

          9. TRANSFER OF NOTE. Without the prior written consent of Lender, this Note may be not be sold, transferred, assigned, pledged or otherwise disposed of (a "TRANSFER") by Borrower. Any attempt to transfer this Note in violation of this Section 7 shall be null and void, and Lender shall not give any effect to such attempted Transfer in the records of Lender. A waiver of this
Section 8 shall not constitute a waiver of any other provision of this Note.

          10. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing, shall be given to such party at its address set forth below or at such other address as shall be furnished by any party by like notice to the others. Each such notice, request or other communication shall be deemed to have been duly given (i) as of the date of delivery, if delivered personally, (ii) upon the next business day when delivered during normal business hours to a recognized overnight courier service, such as Federal Express for next business day delivery, or (iii) on the business day of receipt if sent by facsimile (with confirmation of receipt).

               (a)  if to Borrower, to:

                                  5115 N. Scottsdale Rd., Suite 101
                                  Scottsdale, AZ 85250
                                  Attn:    Jay Torok
                                  Fax:     (480) 949-6007

                                  with copies to:

                                  Gallagher & Kennedy P.A.
                                  2575 East Camelback Road
                                  Phoenix, AZ 85016-9225
                                  Attn:  Edward Zachary
                                  Fax:  (602) 530-8500

               (b)  if to Lender, to:

                                  quepasa.com, inc.
                                  400 E. Van Buren, 4th Floor
                                  Phoenix, AZ  85004
                                  Attn: Gary L. Trujillo
                                  Fax:     (602) 281-1499

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                                  with copies to:

                                  Brownstein Hyatt & Faber, P.C.
                                  410 Seventeenth Street, 22nd Floor
                                  Denver, Colorado 80202
                                  Attn: Jeffrey M. Knetsch
                                  Fax:     (303) 223-1111

or such other address or persons as the parties may from time to time designate in writing in the manner provided in this Section 10.

          11. SECURITY FOR NOTE. The payment and performance of this Note is secured by the Guaranty in the form of EXHIBIT A hereto (the "GUARANTY") and the Pledge Agreement in the form of EXHIBIT B hereto (the "PLEDGE AGREEMENT"), each dated as of the date hereof and given by First Realty Investments, Inc. for the benefit of Lender.

          12.  MISCELLANEOUS.

               (a) LENDERS' CONSENT REQUIRED. Any term, covenant, agreement or condition of this Note binding upon or to be performed or complied with by Borrower may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with Lender's prior written consent.

               (b) LOSS, THEFT, ETC. OF NOTE. Upon receipt of evidence satisfactory to Borrower of the loss, theft, mutilation or destruction of this Note and, if reasonably requested by Borrower, a reasonable indemnification by Lender, Borrower shall make and deliver without expense to Lender, a new Note, of like tenor and issue, in lieu of such lost, stolen, destroyed or mutilated Note.

               (c) POWERS AND RIGHTS NOT WAIVED. No delay or failure on the part of Lender in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of Lender are cumulative to, and are not exclusive of, any rights or remedies Lender would otherwise have.

               (d) SUCCESSORS AND ASSIGNS. This Note and the rights evidenced hereby shall inure to the benefit of and be binding upon and the successors and permitted assigns of Borrower and Lender.

               (e) AMENDMENTS. Subject to Section 8, this Note may not be modified, supplemented, varied or amended except by an instrument in writing signed by Borrower and Lender.

               (f) HEADINGS. The descriptive headings of sections of this Note are provided solely for convenience of reference and shall not, for any purpose, be deemed a part of this Note.

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               (g)  GOVERNING LAW. This Note and all matters concerning this
Note shall be governed by the laws of the State of Arizona for contracts entered into and to be performed in such State, without regard to its principles of conflicts of laws.

          Borrower waives presentment, notice of dishonor and protest with respect to any payment due under this Note.


                            [SIGNATURE PAGE FOLLOWS]

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          IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the date first above written.


                                        GREAT WESTERN LAND AND RECREATION, INC.


                                        By:   ---------------------------------
                                              Name:
                                              Title:

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